                                                                   EXHIBIT 99(c)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

                   HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statements of net assets available for benefits of the Hubbard Farms, Inc. Employee Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
April 30, 1998

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                             FIDELITY   FIDELITY
                                                           MERCK       FIDELITY    FIDELITY     FIDELITY      GROWTH    GROWTH &
                                                           COMMON      MAGELLAN    BALANCED   INTERMEDIATE   COMPANY     INCOME
                                              TOTAL        STOCK         FUND        FUND      BOND FUND       FUND     PORTFOLIO
                                            ----------   ----------   ----------   --------   ------------   --------   ---------
DECEMBER 31, 1997
Assets:
  Investments at market value.............  $5,548,215   $3,140,776   $1,063,324   $405,620     $242,648     $ 77,894   $157,504
                                            ----------   ----------   ----------   --------     --------     --------   --------
  Receivables
    Employer's contribution...............       3,832        1,792          744        332          190          177        205
    Participants' contributions...........      12,256        5,847        2,397      1,101          574          550        659
    Accrued dividends.....................      13,179       13,179           --         --           --           --         --
                                            ----------   ----------   ----------   --------     --------     --------   --------
        Total receivables.................      29,267       20,818        3,141      1,433          764          727        864
                                            ----------   ----------   ----------   --------     --------     --------   --------
Net assets available for benefits.........  $5,577,482   $3,161,594   $1,066,465   $407,053     $243,412     $ 78,621   $158,368
                                            ==========   ==========   ==========   ========     ========     ========   ========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                      FIDELITY
                                             FIDELITY    FIDELITY    RETIREMENT    PARTICIPANTS'
                                                OTC      OVERSEAS    GOVERNMENT        LOAN
                                             PORTFOLIO     FUND     MONEY MARKET      ACCOUNT
                                             ---------   --------   ------------   -------------
DECEMBER 31, 1997
Assets:
  Investments at market value.............  $24,826      $21,174      $278,489       $135,960
                                            -------      -------      --------       --------
  Receivables
    Employer's contribution...............       76           39           277             --
    Participants' contributions...........      253          133           742             --
    Accrued dividends.....................       --           --            --             --
                                            -------      -------      --------       --------
        Total receivables.................      329          172         1,019             --
                                            -------      -------      --------       --------
Net assets available for benefits.........  $25,155      $21,346      $279,508       $135,960
                                            =======      =======      ========       ========

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                                         FIDELITY
                                                        MERCK      FIDELITY   FIDELITY     FIDELITY                       GROWTH
                                                        COMMON     MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY   COMPANY
                                           TOTAL        STOCK        FUND       FUND      BOND FUND      INCOME TRUST      FUND
                                         ----------   ----------   --------   --------   ------------   --------------   --------
DECEMBER 31, 1996
Assets:
  Investments at market value..........  $3,669,124   $2,004,018   $763,082   $287,499     $195,624        $     --      $29,154
                                         ----------   ----------   --------   --------     --------        --------      -------
  Receivables
    Employer's contribution............       2,636        1,187        548        240          156              --           94
    Participants' contributions........       8,390        3,702      1,819        835          458              --          315
    Accrued dividends..................       9,934        9,934         --         --           --              --           --
                                         ----------   ----------   --------   --------     --------        --------      -------
        Total receivables..............      20,960       14,823      2,367      1,075          614              --          409
                                         ----------   ----------   --------   --------     --------        --------      -------
Net assets available for benefits......  $3,690,084   $2,018,841   $765,449   $288,574     $196,238        $     --      $29,563
                                         ==========   ==========   ========   ========     ========        ========      =======

  The accompanying notes to financial statements are an integral part of this financial statement.

                                         FIDELITY                             FIDELITY
                                         GROWTH &    FIDELITY    FIDELITY    RETIREMENT    PARTICIPANTS'
                                          INCOME        OTC      OVERSEAS    GOVERNMENT        LOAN
                                         PORTFOLIO   PORTFOLIO     FUND     MONEY MARKET      ACCOUNT
                                         ---------   ---------   --------   ------------   -------------
DECEMBER 31, 1996
Assets:
  Investments at market value..........  $44,415     $8,845      $4,059      $233,731        $98,697
                                         -------     ------      ------      --------        -------
  Receivables
    Employer's contribution............       79         30          23           279             --
    Participants' contributions........      354        115          73           719             --
    Accrued dividends..................       --         --          --            --             --
                                         -------     ------      ------      --------        -------
        Total receivables..............      433        145          96           998             --
                                         -------     ------      ------      --------        -------
Net assets available for benefits......  $44,848     $8,990      $4,155      $234,729        $98,697
                                         =======     ======      ======      ========        =======


                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                             FIDELITY   FIDELITY
                                                           MERCK       FIDELITY    FIDELITY     FIDELITY      GROWTH     GROWTH
                                                           COMMON      MAGELLAN    BALANCED   INTERMEDIATE   COMPANY    & INCOME
                                              TOTAL        STOCK         FUND        FUND      BOND FUND       FUND     PORTFOLIO
                                            ----------   ----------   ----------   --------   ------------   --------   ---------
YEAR ENDED DECEMBER 31, 1997
Additions to net assets attributed to:
  Investment income
    Net appreciation (depreciation) in
      market value of investments.........  $  911,530   $  714,493   $  148,204   $ 25,404     $  2,250     $   905    $ 20,408
    Interest..............................       9,519        4,190        2,550        865          628          39          14
    Dividends.............................     208,434       49,860       67,655     47,493       13,941       7,302       6,325
                                            ----------   ----------   ----------   --------     --------     -------    --------
      Total investment income.............   1,129,483      768,543      218,409     73,762       16,819       8,246      26,747
                                            ----------   ----------   ----------   --------     --------     -------    --------
  Contributions to the Plan
    By participants.......................     711,403      324,232      144,249     64,344       38,578      29,811      36,223
    By the employer.......................     215,355      102,012       43,202     19,188       12,212       8,865      10,223
                                            ----------   ----------   ----------   --------     --------     -------    --------
      Total contributions.................     926,758      426,244      187,451     83,532       50,790      38,676      46,446
                                            ----------   ----------   ----------   --------     --------     -------    --------
      Total additions.....................   2,056,241    1,194,787      405,860    157,294       67,609      46,922      73,193
                                            ----------   ----------   ----------   --------     --------     -------    --------
Deductions from net assets attributed to:
  Benefits paid to participants...........    (168,843)     (63,680)     (54,017)   (11,356)      (6,436)        (61)       (180)
                                            ----------   ----------   ----------   --------     --------     -------    --------
Transfers among funds:
    Net reallocations.....................          --        7,603      (21,908)   (21,049)     (11,426)      2,861      42,233
    Loans to participants.................          --      (13,425)     (40,490)   (10,773)      (5,188)       (786)     (1,801)
    Loan repayments by participants.......          --       17,468       11,571      4,363        2,615         122          75
                                            ----------   ----------   ----------   --------     --------     -------    --------
      Net transfers among funds...........          --       11,646      (50,827)   (27,459)     (13,999)      2,197      40,507
                                            ----------   ----------   ----------   --------     --------     -------    --------
      Total deductions and transfers among
        funds.............................    (168,843)     (52,034)    (104,844)   (38,815)     (20,435)      2,136      40,327
                                            ----------   ----------   ----------   --------     --------     -------    --------
        Net increase......................   1,887,398    1,142,753      301,016    118,479       47,174      49,058     113,520
Net assets available for benefits
        Beginning of year.................   3,690,084    2,018,841      765,449    288,574      196,238      29,563      44,848
                                            ----------   ----------   ----------   --------     --------     -------    --------
        End of year.......................  $5,577,482   $3,161,594   $1,066,465   $407,053     $243,412     $78,621    $158,368
                                            ==========   ==========   ==========   ========     ========     =======    ========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                       FIDELITY
                                            FIDELITY    FIDELITY      RETIREMENT    PARTICIPANTS'
                                               OTC      OVERSEAS      GOVERNMENT        LOAN
                                            PORTFOLIO     FUND       MONEY MARKET      ACCOUNT
                                            ---------   --------    ------------    ------------
YEAR ENDED DECEMBER 31, 1997
Additions to net assets attributed to:
  Investment income
    Net appreciation (depreciation) in
      market value of investments.........  $   354     $  (488)      $     --        $     --
    Interest..............................       --          --          1,233              --
    Dividends.............................    1,708         998         13,152              --
                                            -------     -------       --------        --------
      Total investment income.............    2,062         510         14,385              --
                                            -------     -------       --------        --------
  Contributions to the Plan
    By participants.......................   14,614      11,125         48,227              --
    By the employer.......................    3,214       2,020         14,419              --
                                            -------     -------       --------        --------
      Total contributions.................   17,828      13,145         62,646              --
                                            -------     -------       --------        --------
      Total additions.....................   19,890      13,655         77,031              --
                                            -------     -------       --------        --------
Deductions from net assets attributed to:
  Benefits paid to participants...........     (918)       (256)       (31,939)             --

Transfers among funds:
    Net reallocations.....................       --       3,792         (2,106)             --
    Loans to participants.................   (2,807)         --         (2,830)         78,100
    Loan repayments by participants.......       --          --          4,623         (40,837
                                            -------     -------       --------        --------
      Net transfers among funds...........   (2,807)      3,792           (313)         37,263
                                            -------     -------       --------        --------
      Total deductions and transfers among
        funds.............................   (3,725)      3,536        (32,252)         37,263
                                            -------     -------       --------        --------
        Net increase......................   16,165      17,191         44,779          37,263
Net assets available for benefits
        Beginning of year.................    8,990       4,155        234,729          98,697
                                            -------     -------       --------        --------
        End of year.......................  $25,155     $21,346       $279,508        $135,960
                                            =======     =======       ========        ========

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Hubbard Farms, Inc. (the "Company") Employee Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. ("Merck"), the Joint Partner of the Company, as well as a systematic means of saving and investing for the future. Regular full-time and part-time employees of the Company and its domestic wholly-owned subsidiaries as defined by the Plan document are eligible to participate in the Plan the 1st of January or the 1st of July following their date of hire.

     The Plan is administered by a management committee appointed by the Board of Directors of the Company. All costs of administering the Plan are borne by the Company.

     Participants should refer to the Summary Plan description for a complete description of benefits provided.

     LEGAL CHANGES

     Effective August 1, 1997, Hubbard Farms, Inc. became a part of Merial Limited, a stand alone joint venture that is 50% owned by Merck & Co., Inc. and 50% owned by Rhone-Poulenc SA. The name Hubbard Farms, Inc. was changed to Hubbard ISA effective August 1, 1997. However, the Plan retained the name Hubbard Farms, Inc. Employee Savings Plan.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. The Company matches 50% of employee contributions up to 5% of base pay per pay period.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions in 10% increments into any investment option, including Merck Common Stock (Participant directed). The following is a brief description of the options available in 1997 and 1996.

     Merck Common Stock

     This portfolio consists of shares of Merck common stock. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting Merck's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

     This fund seeks long-term capital growth by investing primarily in foreign securities. The investments may include common stock and securities convertible into common stock, as well as debt instruments.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     VESTING

     Participants are immediately vested in their contributions plus actual earnings thereon. Participants become vested in Company matching contributions after two years of service with the Company.

     FORFEITURES

     Any forfeitures by participants are used by the Company to reduce its future matching contributions.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow against their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $1,000 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1997 and 1996, net assets available for benefits included distributions in process of payment of $51,118 and $874, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

 3. INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on January 31, 1996 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in January 1996. The Company believes that the Plan is designed and currently operated in compliance with the IRC.

 4. PARTY-IN-INTEREST:

     All transactions of party-in-interest are set forth on the attached schedule.

                                                           SCHEDULE I
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1997

                                                                NUMBER OF
                                                                SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE               CLOSE OF PERIOD         COST         CURRENT VALUE
             ---------------------------------               ---------------      ----------      -------------
Merck Common Stock*.........................................      29,630          $1,590,605       $3,140,776
Fidelity Magellan Fund......................................      11,161             865,674        1,063,324
Fidelity Balanced Fund......................................      26,563             361,848          405,620
Fidelity Intermediate Bond Fund.............................      23,859             243,075          242,648
Fidelity Growth Company Fund................................       1,798              76,762           77,894
Fidelity Growth & Income Portfolio..........................       4,134             134,963          157,504
Fidelity OTC Portfolio......................................         742              24,764           24,826
Fidelity Overseas Fund......................................         651              21,674           21,174
Fidelity Retirement Government Money Market.................     278,489             278,489          278,489
Participants' Loan Account (with interest rates ranging from
  6.5% to 10.0%)............................................          --             135,960          135,960
                                                                                  ----------       ----------
        Total Investments...................................                      $3,733,814       $5,548,215
                                                                                  ==========       ==========

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

               ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                               CURRENT
                                                                                                VALUE
                                                          PURCHASE   SELLING    COST OF      OF ASSETS ON       NET
 IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF ASSETS      PRICE      PRICE      ASSET     TRANSACTION DATE    GAIN
 ----------------------------------------------------     --------   --------   --------   ----------------   -------
Merck Common Stock
    85 purchase transactions...........................  $505,057    $     --   $505,057       $505,057       $    --
    23 sales transactions..............................        --      82,792     52,623         82,792        30,169
Fidelity Magellan Fund
    92 purchase transactions...........................   276,735          --    276,735        276,735            --
    31 sales transactions..............................        --     124,697    102,758        124,697        21,939
Fidelity Balanced Fund
    76 purchase transactions...........................   136,289          --    136,289        136,289            --
    18 sales transactions..............................        --      43,573     37,660         43,573         5,913

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 30, 1998 included in the financial statements and exhibits required by Form 11-K Annual Report for the Hubbard Farms, Inc. Employee Savings Plan into Merck & Co., Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), and
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045 and 333-36383). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 22, 1998